                                                                     EXHIBIT 4.1
                                                                     -----------


                      FORM OF FIRST SUPPLEMENTAL INDENTURE

                           Dated as of [      ], 2002

               Supplement to Indenture dated as of April 30, 2001


                  ____________________________________________


                                     between

                             STILWELL FINANCIAL INC.

                                       and

                               JPMORGAN CHASE BANK

                  ____________________________________________



          Liquid Yield Option(TM) Notes due 2031 (Zero Coupon - Senior)

                                TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----
  RECITALS ........................................................................................   1

                                                ARTICLE 1

                                        RATIFICATION; DEFINITIONS
  SECTION 1.01.     First Supplemental Indenture ..................................................   2
  SECTION 1.02.     Definitions ...................................................................   2

                                                ARTICLE 2

                       AMENDMENTS TO CERTAIN PROVISIONS OF THE ORIGINAL INDENTURE
  SECTION 2.01.     Amendments to Section 1.01 of the Original Indenture ..........................   2
  SECTION 2.02.     Amendments to Sections 2.08 and 2.11 of the Original Indenture ................   2
  SECTION 2.03.     Amendments to Sections 3.08, 3.09, 3.10, 3.11, 3.14, 4.01,
                    6.02, 6.03, 9.02, 11.02, 12.01, 12.02 and 12.03 of the Original
                    Indenture .....................................................................   2
  SECTION 2.04.     Amendments to Section 6.01 of the Original Indenture ..........................   3
  SECTION 2.05.     Amendments to Sections 6.07, 6.09, 6.10 and 6.12 of the Original Indenture ....   3
  SECTION 2.06.     Amendments to Section 7.07 of the Original Indenture ..........................   3
  SECTION 2.07      Amendments to Annex C of the Original Indenture. ..............................   3

                                                ARTICLE 3

                           AMENDMENTS TO CERTAIN PROVISIONS OF THE SECURITIES;
                                       NOTATION ON THE SECURITIES
  SECTION 3.01.     Amendments to Face of Security ................................................   3
  SECTION 3.02      Amendments to Section 1 of the Securities .....................................   4
  SECTION 3.03.     Amendments to Section 4 of the Securities .....................................   4
  SECTION 3.04.     Amendments to Section 7 of the Securities .....................................   5
  SECTION 3.05.     Amendments to Section 9 of the Securities .....................................   5
  SECTION 3.06.     Amendments to Section 17 of the Securities ....................................   6
  SECTION 3.07.     Notation on Securities ........................................................   7

                                    ARTICLE 4

                                  MISCELLANEOUS

  SECTION 4.01.     Trust Indenture Act Controls ...................................................  8
  SECTION 4.02.     Incorporation into Indenture ...................................................  8
  SECTION 4.03.     Successors and Assigns .........................................................  8
  SECTION 4.04.     Governing Law ..................................................................  8
  SECTION 4.05.     Multiple Originals .............................................................  8
  SECTION 4.06.     Separability Clause ............................................................  8
  SECTION 4.07      The Trustee ....................................................................  8

          FIRST SUPPLEMENTAL INDENTURE, dated as of the [        ], 2002 ("First
                                                                           -----
Supplemental Indenture"), between STILWELL FINANCIAL INC., a Delaware
----------------------
corporation (the "Company"), and JPMorgan Chase Bank (formerly known as "The Chase Manhattan Bank"), a New York banking corporation (the "Trustee").
                                                             -------

                                    RECITALS

          WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of April 30, 2001 (the "Original Indenture"; and, as amended
                                            ------------------
by this First Supplemental Indenture, the "Indenture"), to provide for the
                                           ---------
issuance by the Company of its Liquid Yield Option(TM) Notes due 2031 (Zero Coupon - Senior) (the "Securities");
                       ----------

          WHEREAS, the Company desires to amend the Original Indenture and the Securities to add to the Company's covenants for the benefit of the Securityholders;

          WHEREAS, Section 9.01 of the Original Indenture provides that, without the consent of any Securityholder, the Company and the Trustee may amend the Original Indenture or the Securities to, among other things, add to the Company's covenants for the benefit of the Securityholders and to make any change that does not adversely affect the rights of any Holders; and

          WHEREAS, all things necessary for the execution of this First Supplemental Indenture, and to make this First Supplemental Indenture a valid supplement to the Original Indenture according to its terms and a valid and binding agreement of the Company, have been done.

          NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree, for the benefit of the other party and for the equal and ratable benefit of the Holders, as follows:

                                    ARTICLE 1

                            RATIFICATION; DEFINITIONS

          SECTION 1.01.  First Supplemental Indenture. This First Supplemental
                         ----------------------------
Indenture is supplemental to, and is entered into in accordance with Section
9.01 of the Original Indenture and, except as modified, amended and supplemented by this First Supplemental Indenture, the provisions of the Original Indenture are ratified and confirmed in all respects and shall remain in full force and effect.

          SECTION 1.02.  Definitions. Capitalized terms used but not defined
                         -----------
herein shall have the meanings assigned to them in the Original Indenture.

                                    ARTICLE 2

           AMENDMENTS TO CERTAIN PROVISIONS OF THE ORIGINAL INDENTURE

          SECTION 2.01.  Amendments to Section 1.01 of the Original Indenture.
                         ----------------------------------------------------
The definition of "Stated Maturity" in Section 1.01 of the Original Indenture is hereby amended by replacing it in its entirety with the following:

          "Stated Maturity," when used with respect to any Security or any
           ---------------
          installment of semiannual, contingent or cash interest thereon, means the date specified in such Security as the fixed date on which an amount equal to the Principal Amount at Maturity of such Security or such installment of semiannual, contingent or cash interest is due and payable."

          SECTION 2.02.  Amendments to Sections 2.08 and 2.11 of the Original
                         ----------------------------------------------------
Indenture. Sections 2.08 and 2.11 of the Original Indenture is hereby amended by
---------
replacing the words "contingent interest" in the third and fourth paragraphs of
Section 2.08 and in Section 2.11 therein with "contingent interest and cash interest."

          SECTION 2.03.  Amendments to Sections 3.08, 3.09, 3.10, 3.11, 3.14,
                         ----------------------------------------------------
4.01, 6.02, 6.03, 9.02, 11.02, 12.01, 12.02 and 12.03 of the Original Indenture.
-------------------------------------------------------------------------------
Sections 3.08, 3.08, 3.10, 3.11, 3.14, 4.01, 6.02, 6.03, 9.02, 11.02, 12.01,
12.02 and 12.03 of the Original Indenture are hereby amended:

          (a) by replacing the words "and contingent interest" in each of the sections therein with ", contingent and cash interest"; and

          (b) by replacing the words "or contingent interest" in each of the sections therein with ", contingent or cash interest."

          SECTION 2.04.  Amendments to Section 6.01 of the Original Indenture.
                         ----------------------------------------------------
Section 6.01(1) of the Original Indenture is hereby amended by replacing it in its entirety with the following:

     "(1) the Company defaults in the payment when due of any contingent interest which becomes payable pursuant to Section 10.01 hereof following the occurrence of a Tax Event, or any semiannual interest or pursuant to
     Section 10.02 hereof which becomes payable as a result of the Company's failure to obtain a Required Rating, or any cash interest which is payable pursuant to the terms of the Securities which default, in any case, continues for 30 days;"

          SECTION 2.05.  Amendments to Sections 6.07, 6.09, 6.10 and 6.12 of the
                         -------------------------------------------------------
Original Indenture. Sections 6.07, 6.09, 6.10 and 6.12 of the Original Indenture
------------------
is hereby amended by replacing the words therein "contingent interest" with "contingent, cash"

          SECTION 2.06.  Amendments to Section 7.07 of the Original Indenture.
                         ----------------------------------------------------
The second paragraph of Section 7.07 of the Original Indenture is hereby amended by replacing it in its entirety with the following:

     "To secure the Company's payment obligations in this Section 7.07, Holders shall have been deemed to have granted to the Trustee a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price, contingent interest, cash interest or semiannual interest, if any, as the case may be, on particular Securities."

               SECTION 2.07  Amendments to Annex C of the Original Indenture.
                             -----------------------------------------------
The Projected Payment Schedule for the Securities set forth in Annex C of the Original Indenture is hereby amended by replacing it in its entirety with the Revised Projected Payment Schedule attached to this First Supplemental Indenture as Exhibit A.

                                    ARTICLE 3

               AMENDMENTS TO CERTAIN PROVISIONS OF THE SECURITIES;
                           NOTATION ON THE SECURITIES

          SECTION 3.01.  Amendments to Face of Security. The first paragraph of
                         ------------------------------
the face of the Securities is hereby amended by replacing it in its entirety with the following:

"FOR THE PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THIS SECURITY IS ISSUED WITH AN INDETERMINATE AMOUNT OF ORIGINAL ISSUE DISCOUNT FOR
UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE DATE IS [         ], 2002,
AND THE YIELD TO MATURITY FOR PURPOSES OF ACCRUING ORIGINAL ISSUE DISCOUNT IS
[  ]% PER ANNUM, COMPOUNDED SEMIANNUALLY."

          SECTION 3.02   Amendments to Section 1 of the Securities. Section 1 of
                         -----------------------------------------
the Securities is hereby amended by replacing it in its entirety with the following:

     "The Company promises to pay interest on the Principal Amount at Maturity of this Security, in cash, at the rate per annum equal to 3%. The Company will pay cash interest semiannually in arrears on each Interest Payment Date (as defined in section 11(d) of this Security) commencing on October 30, 2002 and ending on April 30, 2004 to the holders of record on the Regular Record Date (as defined in section 11(d) of this Security) immediately preceding each such Interest Payment Date. Such interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from (but not including) April 30, 2002. Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located in the United States.

     This Security shall not bear interest, except as specified in this section or in sections 5 and 11 hereof. If the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to section 6 hereof, upon the date set for payment of the Purchase Price or Change in Control Purchase Price pursuant to section 7 hereof or upon the Stated Maturity of this Security) or if interest (including semiannual, contingent or cash interest, if any) due hereon or any portion of such interest is not paid when due in accordance with this section, section 5 or section 11 hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 1.00% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

     Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Security), in the period during which a Security remains outstanding, shall accrue at 1.00% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of this Security."

          SECTION 3.03.  Amendments to Section 4 of the Securities. Section 4 of
                         -----------------------------------------
the Securities is hereby amended by replacing it in the entirety with the following:

     "4.  Indenture and First Supplemental Indenture.

     The Company issued the Securities under an Indenture dated, as of April 30, 2001 (the "Indenture"), between the Company and the Trustee. Pursuant to
     Section 9.01 of the Indenture, the Company and the Trustee entered into a
     First Supplemental Indenture, dated as of [          ], 2002 (the "First
     Supplemental Indenture"), to add to the Company's covenants for the benefit of the Securityholders. The terms of the Securities include those stated in the Indenture, as supplemented by the First Supplemental Indenture, and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture, as supplemented by the First Supplemental Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture, the First Supplemental Indenture and the TIA for a statement of those terms.

     The Securities are general unsecured and unsubordinated obligations of the Company limited to $930,709,000 aggregate Principal Amount at Maturity (subject to Section 2.07 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured."

          SECTION 3.04.  Amendments to Section 7 of the Securities. Section 7 of
                         -----------------------------------------
the Securities is hereby amended by replacing the words "and contingent interest" therein with ", contingent and cash interest."

          SECTION 3.05.  Amendments to Section 9 of the Securities.
                         -----------------------------------------

          (a) The twelfth paragraph of Section 9 of the Securities is hereby amended by replacing it in its entirety with the following:

     "Accrued and unpaid interest in lieu of Original Issue Discount and semiannual, contingent and cash interest will not be paid in cash on Securities that are converted; provided, however that Securities surrendered for conversion during the period, in the case of interest in lieu of Original Issue Discount payable under section 11(a), semiannual interest payable under section 11(c) or cash interest payable under section 1, from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date or, in the case of contingent interest, from the close of business on any date on which contingent interest accrues to the opening of business on the date on which such contingent interest is payable, shall be entitled to receive such interest in lieu of Original Issue Discount or semiannual, contingent or cash interest, as the case may be, payable on such Securities on the corresponding Interest Payment Date or the date on which such contingent interest is payable and (except Securities with respect to which the Company has mailed a notice of redemption) Securities surrendered for conversion during such periods must be accompanied by payment of an amount equal to the interest in lieu of Original Issue Discount or semiannual, contingent or cash interest with respect thereto that the registered Holder is to receive."

               (b) The thirteenth paragraph of Section 9 of the Securities is hereby amended by replacing it in its entirety with the following:

          "A Holder may convert a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Security, that portion of accrued Original Issue Discount (or interest if the Company has exercised its option provided for in section 11(a) hereof or is required to pay interest pursuant to section 11(c) hereof) and cash interest payable pursuant to section 1 hereof attributable to the period from the Issue Date (or, if the Company has exercised the option referred to in section 11(a) hereof, the later of
          (w) the date of such exercise and (x) the date on which interest was last paid and, if the Company is required to pay interest pursuant to section 11(c) hereof, the later of (y) 150 days after the issuance of the Securities and (z) the date on which interest was last paid) through the Conversion Date and (except as provided above) accrued contingent interest with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Company has exercised its option provided for in section 11(a) hereof or is required to pay interest pursuant to section 11(c) hereof) and cash interest payable pursuant to section 1 hereof accrued through the Conversion Date and accrued contingent interest, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof."

               SECTION 3.06.   Amendments to Section 17 of the Securities. The
                               ------------------------------------------
first paragraph of Section 17 of the Securities is hereby amended by replacing it in its entirety with the following:

          "Under the Indenture, Events of Default include (i) default in the payment of cash interest or contingent interest when the same becomes due and payable or of semiannual interest which becomes due and payable upon exercise by the Company of its option provided for in section 11(a) hereof or pursuant to section 11(c) hereof which default in any such case continues for 30 days; (ii) default in payment of the Principal Amount at Maturity (or, if the Securities have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount), Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iv) (a) failure of the Company to make any payment by the end of any applicable grace period after maturity of Debt in an amount in excess of $10,000,000, or (b) the acceleration of Debt in an amount in excess of $10,000,000 because of a default with respect to such Debt without such Debt having been discharged or such acceleration having been cured, waived, rescinded or annulled, subject to notice and lapse of time; provided, however, that if any such failure or acceleration referred to in (a) or (b) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred; and (v) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default."

               SECTION 3.07.   Notation on Securities. (a) The Securities, as
                               ----------------------
amended by the provisions of this First Supplemental Indenture, shall bear a notation substantially to the following effect:

          "THE TERMS OF THIS SECURITY HAVE BEEN AMENDED TO THE EXTENT PROVIDED IN THE FIRST SUPPLEMENTAL INDENTURE, DATED AS OF [ ], 2002, BETWEEN THE COMPANY AND THE TRUSTEE. THE FIRST SUPPLEMENTAL INDENTURE WAS ENTERED INTO BETWEEN THE COMPANY AND THE TRUSTEE PURSUANT TO SECTION
          9.01 OF THE INDENTURE TO ADD TO THE COMPANY'S COVENANTS FOR THE BENEFIT OF THE SECURITYHOLDERS. THE TERMS OF THIS SECURITY INCLUDE THOSE STATED IN THE INDENTURE, AS SUPPLEMENTED BY THE FIRST SUPPLEMENTAL INDENTURE, AND HOLDERS ARE REFERRED TO THE INDENTURE AND THE FIRST SUPPLEMENTAL INDENTURE FOR A STATEMENT OF THOSE TERMS."

               (b) The Trustee hereby agrees to cause the Securities to bear the above notation pursuant to, and upon satisfaction of, the conditions set forth in Sections 9.05, 9.06, 13.04 and 13.05 of the Indenture.

                                    ARTICLE 4

                                  MISCELLANEOUS

               SECTION 4.01.   Trust Indenture Act Controls. If any provision of
                               ----------------------------
this First Supplemental Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

               SECTION 4.02.   Incorporation into Indenture. This First
                               ----------------------------
Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

               SECTION 4.03.   Successors and Assigns. All covenants and
                               ----------------------
agreements of the Company and the Trustee in this First Supplemental Indenture shall bind their respective successors.

               SECTION 4.04.   Governing Law. THE LAWS OF THE STATE OF NEW YORK
                               -------------
SHALL GOVERN THIS FIRST SUPPLEMENTAL INDENTURE.

               SECTION 4.05.   Multiple Originals. The parties may sign any
                               ------------------
number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this First Supplemental Indenture.

               SECTION 4.06.   Separability Clause. In case any provision in
                               -------------------
this First Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               SECTION 4.07    The Trustee. The Trustee shall not be responsible
                               -----------
in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.

                                * * * * * * * * *

               IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this First Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

                                             STILWELL FINANCIAL INC.



                                             By:   _______________________
                                                   Name:
                                                   Title:



                                             JPMORGAN CHASE BANK,
                                                as Trustee



                                             By    ___________________________
                                                   Name:
                                                   Title:

                                                                       EXHIBIT A
                                                                       ---------

                                     ANNEX C
                                     -------

                       Revised Projected Payment Schedule
                       ----------------------------------

      [TO BE INSERTED UPON EXECUTION OF THE FIRST SUPPLEMENTAL INDENTURE.]